UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) (Rule 14a-101) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Celcuity Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CELCUITY INC.

16305 36th Avenue North, Suite 100

Minneapolis, MN 55446

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 9, 2024

TO THE STOCKHOLDERS OF CELCUITY INC.:

Please Take Notice that Celcuity Inc. (“Celcuity”) will hold its 2024 Annual Meeting of Stockholders at the offices of Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446, on May 9, 2024 at 9:00 a.m. local time. Celcuity is holding this meeting for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect the seven director nominees named in the Proxy Statement to the Celcuity Board of Directors, to serve until the earlier of the next annual meeting of stockholders, the election of such director’s successor, or such director’s death, resignation or removal;

2.	To ratify the appointment of Boulay PLLP as Celcuity’s independent registered public accounting firm for the year ending December 31, 2024;

3.	To approve, on an advisory basis, named executive officer (NEO) compensation;

4.	To recommend, on an advisory basis, the frequency of votes on named executive officer compensation;

5.	To approve a 1,500,000 share increase to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan;

6.	To approve an amendment to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan increasing by 250,000 the number of incentive award shares that may be granted in any calendar year to any one eligible recipient; and

7.	To transact any other business as may properly come before the meeting or any adjournments thereof, including matters incident to the conduct of the meeting.

Holders of record of Celcuity common stock at the close of business on March 12, 2024 will be entitled to vote at the meeting or any adjournments thereof. Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting. A copy of the Annual Report on Form 10-K for the year ended December 31, 2023 also accompanies this Notice.

By Order of the Board of Directors,

/s/ Brian F. Sullivan

Chairman of the Board of Directors and

Date: March 28, 2024	Chief Executive Officer

Your vote is important. To vote your shares, please vote by telephone or Internet, as directed in the Proxy Statement, or if you received a proxy card or voting instruction form by mail, please complete, sign, date and mail the proxy card or voting instruction form promptly in the envelope provided. The prompt return of proxies will save Celcuity the expense of further requests for proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2024:

This Notice, the Proxy Statement, and the Annual Report on Form 10-K are available at www.proxyvote.com and on the Investor Relations section of Celcuity’s website at www.celcuity.com/home/investors/.

CELCUITY INC.

16305 36th Avenue North, Suite 100

Minneapolis, MN 55446

PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2024

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Celcuity Inc., a Delaware corporation (“Celcuity,” the “Company,” “we,” “our” or “us”), for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Celcuity corporate offices, 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446, at 9:00 a.m. local time on May 9, 2024.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are:

1.	To elect the seven director nominees named in this Proxy Statement to the Celcuity Board of Directors, to serve until the earlier of the next annual meeting of stockholders, the election of such director’s successor, or such director’s death, resignation or removal;

2.	To ratify the appointment of Boulay PLLP as Celcuity’s independent registered public accounting firm for the year ending December 31, 2024;

3.	To approve, on an advisory basis, named executive officer compensation;

4.	To recommend, on an advisory basis, the frequency of votes on named executive officer compensation;

5.	To approve a 1,500,000 share increase to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan;

6.	To approve an amendment to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan increasing by 250,000 the number of incentive award shares that may be granted in any calendar year to any one eligible recipient; and

7.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof, including matters incident to the conduct of the Annual Meeting.

Action may be taken on any one of the foregoing proposals on the date specified above for the Annual Meeting, or on any date or dates to which the Annual Meeting may be adjourned.

Notice and Access Delivery

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank, or other nominee (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about March 28, 2024 to our beneficial owners and stockholders of record who owned our common stock at the close of business on March 12, 2024. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

You can choose to receive our future proxy materials electronically by visiting www.proxyvote.com. Your choice to receive proxy materials electronically will remain in effect until you instruct us otherwise by following the instructions contained in your Notice and visiting www.proxyvote.com, sending an email to sendmaterial@proxyvote.com, or calling 1-800-579-1639.

1

Solicitation

This solicitation is made by Celcuity, and Celcuity will pay the cost of soliciting proxies for the Annual Meeting. In addition to soliciting proxies by mail, we may solicit proxies personally or by telephone, email, facsimile or other means of communication by our directors, officers and employees. These persons will not specifically be compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. At this time, we do not intend to specifically engage any employees or paid solicitors for the purpose of soliciting proxies for the Annual Meeting. We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these persons. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

Record Date and Shares Outstanding

Only holders of record of our common stock at the close of business on March 12, 2024 will be entitled to vote at the Annual Meeting or any adjournments thereof. As of March 12, 2024, there were 27,773,777 shares of our common stock outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting.

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card (if you received paper copies of the proxy materials), vote by proxy over the telephone, or vote by proxy over the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

●	If you received paper copies of the proxy materials, to vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Please have available the 16-Digit Control Number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m., Eastern Time (10:59 p.m., Central Time) on May 8, 2024, to be counted.

●	To vote over the Internet, go to www.proxyvote.com to complete an electronic proxy card. Please have available the 16-Digit Control Number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m., Eastern Time (10:59 p.m., Central Time) on May 8, 2024, to be counted.

We are providing Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you may have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker. Alternatively, you may vote by telephone or over the Internet as instructed by your broker. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker. Follow the instructions from your broker included with these proxy materials or contact your broker to request a proxy form.

Quorum

A quorum, consisting of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before any action can be taken by the stockholders at the Annual Meeting. Abstentions and withheld votes are counted as present and entitled to vote for purposes of determining a quorum.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, such shares may be voted by the broker on “routine” matters, which includes ratification of the appointment of our independent registered public accounting firm (Proposal 2). All other proposals in this Proxy Statement are considered “non-routine.” Your broker will not be able to vote your shares on non-routine matters being considered at the Annual Meeting unless you have given instructions to your broker prior to the Annual Meeting on how to vote your shares. When the broker does not obtain direction to vote the shares, the broker’s abstention is referred to as a “broker non-vote.” Broker non-votes will be considered present for quorum purposes at the Annual Meeting.

2

So long as a quorum is present at the beginning of the Annual Meeting, the stockholders present may continue to transact business until adjournment, even if enough stockholders have left the Annual Meeting to leave less than a quorum, and even if any stockholder present in person or by proxy refuses to vote or participate in the Annual Meeting. If the Annual Meeting is adjourned for any reason, the approval of the proposals may be considered and voted upon by stockholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original Annual Meeting except for any proxies that have been properly withdrawn or revoked.

Board Recommendation and Voting of Proxies

The Board recommends a vote:

●	FOR the election of each of the director nominees (Proposal 1).

●	FOR the ratification of the appointment of Boulay PLLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2).

●	FOR the approval, on an advisory basis, of named executive officer compensation (Proposal 3).

●	FOR the approval of the one-year recommendation, on an advisory basis, for the frequency of votes on named executive officer compensation (Proposal 4).

●	FOR the approval of a 1,500,000 share increase to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan (Proposal 5).

●	FOR the approval of a 250,000 share increase to the number of incentive award shares that may be granted in any calendar year to any one eligible recipient under the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan (Proposal 6).

If you complete and submit your proxy before the Annual Meeting, the persons named as proxy agents will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy agents will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Vote Required

For the election of directors, you have the option to vote “For” or “Withhold” authority to vote for any of the director nominees. Assuming a quorum is present, directors are elected by a plurality of the votes present and entitled to vote on the election of directors. This means that the seven director nominees with the most votes will be elected. If you “Withhold” authority to vote on any or all nominees, your vote will have no effect on the outcome of the election. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority with respect to the proposal to elect directors and will therefore provide a “broker non-vote.” Since broker non-votes are not deemed present and entitled to vote on the election of directors, they will have no effect on the outcome of the election.

For the ratification of the appointment of Boulay PLLP as our independent registered public accounting firm, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to ratify the appointment of Boulay PLLP as our independent registered public accounting firm. If you “Abstain” from voting with respect to this proposal, your shares will be counted as present and entitled to vote and your vote will have the same effect as a vote against the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will have discretionary authority to vote your shares with respect to this proposal.

3

For the approval, on an advisory basis, of the compensation of our named executive officers, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the compensation of our named executive officers. If you mark “Abstain” from voting with respect to this proposal, your shares will be counted as present and entitled to vote and your vote will have the same effect as a vote against the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority to vote your shares with respect to this proposal and will therefore provide a “broker non-vote.” Since broker non-votes are not deemed present and entitled to vote on this proposal, they will have no effect on the outcome of the proposal. The vote on approval of the compensation of our named executive officers is an advisory vote, which means that the result of the vote is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

For the recommendation, on an advisory basis, of the frequency of votes on named executive officer compensation, you have the option to vote for “One”, “Two”, “Three” years or “Abstain” from voting. Assuming a quorum is present, the alternative for the frequency of votes on named executive officer compensation receiving the greatest number of votes from the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote relative to the votes cast for the other alternatives will be deemed the alternative recommended by the stockholders. If you mark “Abstain” from voting with respect to this proposal, your vote will have no effect on the outcome of this proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority to vote your shares with respect to this proposal and will therefore provide a “broker non-vote.” Since broker non-votes are not deemed present and entitled to vote on this proposal, they will have no effect on the outcome of the proposal. The vote on approval of the frequency of votes on our named executive officer compensation is an advisory vote, which means that the result of the vote is not binding on the Company, our Board or the Compensation Committee.

For the approval of the 1,500,000 share increase to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the 1,500,000 share increase to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan. If you “Abstain” from voting with respect to this proposal, your shares will be counted as present and entitled to vote and your vote will have the same effect as a vote against the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority to vote your shares with respect to this proposal and will therefore provide a “broker non-vote.” Since broker non-votes are not deemed present and entitled to vote on this proposal, they will have no effect on the outcome of the proposal.

For the approval of the 250,000 share increase to the number of incentive award shares that may be granted in any calendar year to any one eligible recipient under the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the 250,000 share increase in the number of incentive award shares that may be granted in any calendar year to any one eligible recipient under the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan. If you “Abstain” from voting with respect to this proposal, your shares will be counted as present and entitled to vote and your vote will have the same effect as a vote against the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority to vote your shares with respect to this proposal and will therefore provide a “broker non-vote.” Since broker non-votes are not deemed present and entitled to vote on this proposal, they will have no effect on the outcome of the proposal.

4

Revocability of Proxies

Any person giving a proxy for the Annual Meeting has the power to revoke it at any time before it is voted. If you are a record holder of your shares, you may revoke your proxy in any one of the following ways: (1) sending a written notice of revocation dated after the date of the proxy to our Corporate Secretary, Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446; (2) submitting a properly signed proxy with a later date; (3) submitting a new vote by telephone or Internet; or (4) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you must contact them in order to find out how to revoke your proxy.

Householding

The SEC has adopted rules that permit companies and brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports, with respect to two or more stockholders sharing the same address and who do not participate in electronic delivery of proxy materials, by delivering a single copy of such documents addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers, banks and other nominees may be “householding” Company proxy materials. This means that only one copy of the proxy materials may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please: (i) notify your broker, bank or other nominee, (ii) direct your written request to our Chief Financial Officer, Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446, or (iii) contact us at (763) 392-0123. The Company will undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should notify their broker, bank or other nominee, or contact us at the above address or phone number.

Other Business

Our Board currently has no knowledge of any matters to be presented at the Annual Meeting other than those referred to in this Proxy Statement. The solicited proxies give discretionary authority to the proxy agents named therein to vote in accordance with the recommendation of the Board if any other matters are presented.

FINANCIAL INFORMATION

Our 2023 Annual Report on Form 10-K filed with the SEC, including, but not limited to, the balance sheets and the related statements of operations, changes in stockholders’ equity and cash flows for Celcuity as of and for the years ended December 31, 2023 and 2022 accompanies these materials. A copy of the 2023 Annual Report on Form 10-K may be obtained without charge upon request to our Chief Financial Officer, Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446. Our 2023 Annual Report on Form 10-K is also available on our website at www.celcuity.com/home/investors/sec-filings/.

5

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Celcuity’s business and affairs are managed under the direction of the Board. All our directors are elected at each annual meeting to serve until their successors are duly elected or until their earlier death, resignation or removal. If any of the nominees for director at the Annual Meeting becomes unavailable for election for any reason (none being presently known), the proxy agents will have discretionary authority to vote, pursuant to the proxies, for a suitable substitute or substitutes selected in accordance with the best judgment of the proxy agents.

Nominees for Election

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the seven persons named in the table below for election as directors at the Annual Meeting. Each nominee listed below currently serves as a director of Celcuity.

Name of Nominee	Age	Position Held with Celcuity Inc.	Director Since
Richard E. Buller	74	Director	2019
David F. Dalvey	65	Director	2014
Leo T. Furcht	77	Director	2019
Lance G. Laing	62	Director, Chief Science Officer, Vice President, and Secretary	2012
Polly A. Murphy	59	Director	2022
Richard J. Nigon	76	Director	2017
Brian F. Sullivan	62	Chairman of the Board and Chief Executive Officer	2012

The Board has determined that each of Richard E. Buller, David F. Dalvey, Leo T. Furcht, Polly A. Murphy, and Richard J. Nigon qualifies as an independent director under the rules of the Nasdaq Stock Market (the “Nasdaq Listing Rules”). Accordingly, the Board is and will be composed of a majority of independent directors.

Set forth below with respect to each director nominee standing for election at the Annual Meeting is each nominee’s principal occupation and business experience during at least the past five years, the names of other publicly-held companies for which such nominee serves or has served as a director during such period, and the experience, qualifications, attributes or skills that has led the Board to conclude that each nominee should serve as a director of the Company.

Richard E. Buller, M.D., Ph.D., was appointed to Celcuity’s Board in December 2019. Dr. Buller has over 15 years of experience leading oncology clinical development and translational medicine departments at major pharmaceutical companies. He has participated in the development of 15 drugs and several companion diagnostics that received U.S. FDA approval. Dr. Buller most recently served as Head Oncology Clinical Development and Vice President of Translational Oncology at Pfizer, Inc, one of the world’s largest pharmaceutical companies, until he retired in 2016. He had previously served as Vice President of Translational Medicine at Exelixis, a leading biopharmaceutical company, where he led efforts to study patients selected by molecular testing for inclusion in their phase 2 and phase 3 clinical trials. He began his pharmaceutical company career at GlaxoSmithKline as Director of the Oncology Medicine Development Center. Prior to his leadership positions in drug development, he was Professor of Gynecologic Oncology at the University of Iowa, where he led laboratory research focused on identifying genomic variants involved in ovarian cancer. He received his M.D. from the Baylor College of Medicine, where he also received his Ph.D. in cell biology. Among other attributes, skills, and qualifications, the Board believes Dr. Buller is uniquely qualified to serve as a director based on his oncology drug and diagnostic development expertise.

David F. Dalvey has served as a member of Celcuity’s Board since February 2014. Mr. Dalvey has more than 30 years of experience in the fields of corporate finance and venture capital, working primarily with growth-oriented technology and life-science businesses. He has over 10 years of corporate finance advisory experience with two national investment banks, completing over 150 individual transactions. He has been the General Partner of Brightstone Venture Capital, a venture capital management company since September 2000. Brightstone is a 25-year old venture capital management company that has raised and managed ten venture partnerships. Previously, he held management positions with R.J. Steichen and Company, an investment bank, from 1995 to 2000, The Food Fund LP, a venture capital firm, from 1992 to 1995 and Wessels, Arnold & Henderson, an investment bank, from 1987 to 1992. Mr. Dalvey served on the board of directors for Navarre Corporation (now Speed Commerce, Inc.) from 2009 until November 2012, on the board of managers for Blue Rock Market Neutral Fund, a mutual fund registered under the Investment Company Act of 1940, from 2000 to 2014 and on the board of directors for Digitiliti, Inc. from July 2011 until October 2012. Mr. Dalvey has significant operational exposure as a board director or advisor to many other public and privately held growth businesses and has served on these companies’ audit, strategic or governance committees, including companies such as HomeSpotter, Definity Health, AppTec Laboratories, CHF Solutions, BiteSquad, Agiliti, and Nature Vision. Mr. Dalvey received a B.S. in Business/Management Economics from University of Minnesota. Among other attributes, skills, and qualifications, the Board believes Mr. Dalvey is uniquely qualified to serve as a director based on his leadership experience in operating both public and private companies and his experience working in the investment community and with investment firms, which enable him to bring valuable insight and knowledge to our Board.

6

Leo T. Furcht, M.D., was appointed to Celcuity’s Board in May 2019. Dr. Furcht is currently Allen-Pardee Professor of Cancer Biology and Head of the Department of Laboratory Medicine and Pathology at the University of Minnesota and a member of the Division of Molecular Pathology and Genomics. He served as Chairman of the Board of Directors for University of Minnesota Physicians, the Medical School practice plan with approximately 700 physicians, from 2004-2014. He was also the founding Director of the Biomedical Engineering Center from 1990-2001, where he led efforts to establish stem cell and molecular diagnostics expertise at the University of Minnesota. He has published more than 180 scientific papers and holds more than 30 patents in the fields of polypeptides, biomaterials, and adult stem cells. His business experience includes co-founding two medical technology companies, South Bay Medical, a medical device company that was acquired by Mentor Corporation, and Diascreen, a diagnostics company, which was later acquired by Chronimed. Among other attributes, skills, and qualifications, the Board believes Dr. Furcht is uniquely qualified to serve as a director based on his research in tumor cell behavior and extracellular matrix proteins, his role as Head of the University of Minnesota’s Department of Laboratory Medicine and Pathology, and his experience in several biotechnology start-ups.

Lance G. Laing, Ph.D. is our co-founder and has served as Chief Science Officer, Vice President, Secretary and a director since we commenced operations in 2012. Dr. Laing’s career spans more than 20 years in drug discovery research and technology development. He received his doctorate in biophysics and biochemistry from The Johns Hopkins University and completed a National Institutes of Health post-doctoral fellowship at Washington University Medical School. He has received 24 U.S. patents and has an additional U.S. patent pending. His drug discovery research career began at Scriptgen/Anadys Pharmaceuticals (purchased by Novartis), where he worked under Professor Peter Kim, who became President of Merck Research. He also was Director of Chemistry and Bioapplications and Director of Detection Product Development for two companies that each developed instruments similar to those Celcuity uses to perform the CELsignia tests. His work at these two instrument companies gave him unique expertise and experience in developing a variety of patented applications for these instruments. Most recently, he served as an executive director for an international drug discovery and development company. Among other attributes, skills, and qualifications, the Board believes Dr. Laing is uniquely qualified to serve as a director based on his significant research, medical and scientific expertise.

Polly A. Murphy, D.V.M., Ph.D., was appointed to Celcuity’s Board in September 2022. Dr. Murphy has served as Chief Business Officer at UroGen Pharma, Inc. since August 2020. Prior to that, Dr. Murphy served in various leadership roles at Pfizer, Inc. from September 2008 to August 2020, including as Vice President and Head of Early Commercial Development, Pfizer Oncology Business Unit from January 2019 to August 2020, Vice President and Head of Global Marketing and Commercial Development, Pfizer Oncology Business Unit from June 2017 to December 2018, and as Vice President and Head of Strategy and Business Development for Pfizer China from November 2013 to May 2018. Since August 2020, Dr. Murphy has served on the board of directors of Atea Pharmaceuticals, Inc., a publicly held company. Dr. Murphy received her D.V.M. and Ph.D. from Iowa State University and her M.B.A. from Nova Southeastern University. Among other attributes, skills, and qualifications, the Board believes Dr. Murphy is uniquely qualified to serve as a director based on her extensive experience in strategy, development and commercialization within the pharmaceutical industry.

7

Richard J. Nigon, is currently Senior Vice President of Cedar Point Capital, LLC., a private company that raises capital for early-stage companies, where he has served since 2007. Mr. Nigon has also been a board member for Northern Technologies International Corp. since February 2010, including serving as its non-executive Chairman of the board of directors since November 2012. Mr. Nigon also serves as a director of several private companies. Mr. Nigon previously served as a board member for Tactile Systems Technology from September 2012 to May 2022, Vascular Solutions, Inc. from November 2000 to February 2017, when it was acquired by Teleflex, Incorporated and as a board member for Virtual Radiologic Corporation from May 2007 until it was acquired in July 2010. From February 2001 until December 2006, Mr. Nigon was a Director of Equity Corporate Finance for Miller Johnson Steichen Kinnard, a privately held investment firm, which was acquired in December 2006 by Stifel Nicolaus, a brokerage and investment banking firm. After that acquisition, Mr. Nigon became a Managing Director of Private Placements of Stifel Nicolaus until May 2007. From February 2000 to February 2001, Mr. Nigon served as the Chief Financial Officer of Dantis, Inc., a web hosting company. Prior to joining Dantis, Mr. Nigon was employed by Ernst & Young LLP from 1970 to 2000, where he served as a partner from 1981 to 2000. While at Ernst & Young, Mr. Nigon served as the Director of Ernst & Young’s Twin Cities Entrepreneurial Services Group and was the coordinating partner on several publicly-traded companies in the consumer retailing and manufacturing sectors. Among other attributes, skills, and qualifications, the Board believes Mr. Nigon is qualified to serve as a director because of his extensive public accounting and auditing experience, including experience with emerging growth companies. The Board also believes that Mr. Nigon will bring a strong background in financial controls and reporting, financial management, financial analysis, SEC reporting requirements, and mergers and acquisitions. His strategic planning expertise gained through his management and leadership roles at private investment firms also makes him well-suited to serve as a member of the Board.

Brian F. Sullivan is our co-founder and has served as Chairman of the Board and Chief Executive Officer since we commenced operations in 2012. Mr. Sullivan has over 30 years of experience founding and building successful, high growth technology companies. He was Chairman and CEO of SterilMed, a medical device reprocessing company, from 2003, when he led an investment group to acquire a majority interest, until its sale to Ethicon Endo-Surgery Inc., a Johnson & Johnson company, for $330 million in 2011. Previously, he was co-founder and Chief Executive Officer of Recovery Engineering, a filtration company, which he took public and subsequently sold to Procter & Gamble for $265 million in 1999. Mr. Sullivan previously served on the board of directors of two publicly-held companies, Entegris, Inc. and Virtual Radiologic Inc. Mr. Sullivan has received nine U.S. patents and has several patents pending. He graduated magna cum laude with distinction from Harvard College with an A.B. in economics. Among other attributes, skills, and qualifications, the Board believes Mr. Sullivan is uniquely qualified to serve as a director based on his extensive operational and business development experience, and his knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process.

Vote Required

Assuming a quorum is present, the affirmative vote of a plurality of the shares of Celcuity common stock represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE
STOCKHOLDERS VOTE FOR THE SLATE OF NOMINEES NAMED ABOVE.

8

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Boulay PLLP (“Boulay”), an independent registered public accounting firm, has audited the Company’s financial statements for the years ended December 31, 2023 and 2022. The Audit Committee appointed Boulay as the Company’s independent registered public accounting firm for the year ending December 31, 2024 and has also reviewed and approved the scope and nature of the services to be performed for Celcuity by Boulay. Representatives of Boulay are expected to be present at the Annual Meeting to make a statement if they wish to do so, and to respond to appropriate stockholder questions. The engagement agreement entered into with Boulay for 2024 is subject to mediation and arbitration procedures as the sole method for resolving disputes.

Ratification of the appointment of Boulay as the Company’s independent registered public accounting firm is not required to be submitted to our stockholders for a vote. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board is submitting this matter to the stockholders for ratification as a matter of good corporate governance. If the appointment of Boulay is not ratified by the stockholders at the Annual Meeting, the Audit Committee may reconsider whether to retain Boulay, and may retain Boulay or another firm without resubmitting the matter to the Company’s stockholders. Even if the stockholders vote in favor of ratification of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of Boulay regularly attend meetings of the Audit Committee. The Audit Committee pre-approves and reviews audit and non-audit services performed by Boulay, as well as the fees charged by Boulay for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on Boulay’s independence. To avoid potential conflicts of interest, publicly traded companies are prohibited from obtaining certain non-audit services, such as bookkeeping or actuarial services, from their independent registered public accounting firm. In 2023 and 2022, we did not obtain any of these prohibited services from Boulay. For additional information concerning the Audit Committee and its relationship with Boulay, see “Corporate Governance” and “Audit Committee Report” below.

Audit and Non-Audit Fees Billed to the Company by Independent Registered Public Accounting Firm

The following table summarizes the fees we were billed for audit and non-audit services rendered by Boulay for 2023 and 2022.

	2023	2022
Audit Fees	$112,500	$100,900
Audit-Related Fees	-	-
Tax Fees	9,170	4,240
All Other Fees	17,500	46,415
Total	$139,170	$151,555

Audit Fees. These fees were for professional services rendered for 2023 and 2022 in connection with the audit of our annual financial statements and review of the financial statements included in our Quarterly Reports on Form 10-Q. The amounts also include fees for services that are normally provided by Boulay in connection with statutory and regulatory filings and engagements for the years identified.

Audit-Related Fees. These fees were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption “Audit Fees.” This category may include fees related to the performance of audits and attestation services not required by statute or regulations, or accounting consultations about the application of generally accepted accounting principles to proposed transactions.

9

Tax Fees. These fees were for tax compliance, tax planning, tax advice and corporate tax services. Corporate tax services encompass a variety of permissible services, including technical tax advice related to tax matters; assistance with withholding-tax matters; assistance with state and local taxes; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

All Other Fees. These fees were primarily for services related to our shelf registration statement and the offerings conducted thereunder.

Pre-Approval Policy

The charter of the Audit Committee requires the pre-approval of all auditing services and permitted non-audit services to be performed for the Company by its independent auditors or other registered public accounting firms. The charter of the Audit Committee is posted on the Company’s website at www.celcuity.com/home/investors/corporate-governance/.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to ratify the appointment of Boulay as our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

10

PROPOSAL NO. 3

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), require companies to provide their stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executive officers. In accordance with the preference of our stockholders, as expressed in a non-binding advisory vote on the frequency of advisory votes on executive compensation, the Board has determined to hold annual advisory votes on the compensation of the Named Executive Officers

We seek to closely align the interests of our named executive officers with the interests of our stockholders. We designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives, and for achieving and surpassing the financial goals set by our Compensation Committee and our Board.

In August 2023, the Compensation Committee approved changes to the Company’s compensation program to bring the design and total target direct compensation of the Company’s named executive officers into closer alignment with similarly situated companies and to continue to align the interests of the Company’s executives with those of the Company’s stockholders.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the summary compensation table and the other related tables and disclosure.”

While the Board and especially the Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature. The Compensation Committee considers stockholder input, including the advisory “say-on-pay” vote, when evaluating executive compensation programs.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the compensation of our named executive officers. This vote is advisory and is not binding on the Company, the Board or the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

11

PROPOSAL NO. 4

RECOMMENDATION, ON AN ADVISORY BASIS, OF THE FREQUENCY OF VOTES

ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act also provide that companies must provide their stockholders the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the SEC’s compensation disclosure rules.

By voting with respect to this Proposal 4, stockholders may indicate whether they would prefer that we conduct future advisory votes on named executive officer compensation once every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

The Board recommends advisory votes on the compensation of the Company’s named executive officers every year. The Board believes that annual votes will provide the clearest and most useful feedback from stockholders to the Company and the Compensation Committee and will confirm the Company’s commitment to frequent and transparent communications with its stockholders.

Assuming a quorum is present, the alternative for the frequency of votes on named executive officer compensation receiving the greatest number of votes from shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote relative to the votes cast for the other alternatives will be deemed the alternative recommended by the stockholders. This vote is advisory and is not binding on the Company, the Board or the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ONE YEAR AS THE FREQUENCY FOR THE VOTE ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

12

PROPOSAL NO. 5

APPROVAL OF A 1,500,000 SHARE INCREASE TO THE AMENDED AND RESTATED 2017 STOCK

INCENTIVE PLAN

The Board has approved, subject to stockholder approval, an amendment to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan, or the 2017 Plan, to allocate 1,500,000 additional shares for issuance under the 2017 Plan. As we continue to execute our clinical development and commercialization plans, we anticipate the need to maintain compensation at competitive levels for existing employees and to add new employees. In order to retain current employees and to motivate individuals to accept offers of employment, we must provide compensation that is competitive with levels offered by other biopharmaceutical companies. Since equity grants are a significant component of the compensation packages offered to employees in the biopharmaceutical industry, we must have sufficient shares available to grant in order to retain current employees and to hire new ones. We expect that our current reserves under the 2017 Plan, including expected increases under the annual increase provisions, will not be sufficient to allow us to meet our needs over the next several years. The proposed 1,500,000 share increase will allow us to meet this expected need and enable us to remain competitive while supporting our future growth and development.

Proposed Changes

The proposed changes to the 2017 Plan are to increase the number of shares allocated to the 2017 Plan by 1,500,000 shares and to make a corresponding 1,500,000 share increase to the number of shares that may be issued under the 2017 Plan pursuant to the exercise of incentive stock options. Other than as set forth in Proposal 6 below, no other changes to the 2017 Plan are proposed or recommended.

Description of the Plan

Purpose. The purpose of the 2017 Plan is to advance the interests of the Company and its stockholders by enabling us to attract and retain persons of skill and ability to perform services for the Company by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement of our economic objectives. As of December 31, 2023, 83 individuals were eligible for selection to receive awards under the Plan.

Shares Available. We initially reserved 750,000 shares of our common stock to be issued under our 2017 Plan. We reserved an additional 500,000 shares in each of 2021 and 2022, and an additional 1,500,000 in 2023. In addition, the number of shares reserved for issuance was automatically increased by 102,540, 102,998, 149,189, 216,673, and 255,060 shares on January 1, 2020, 2021, 2022, 2023 and 2024, respectively, and will increase automatically on January 1 of each of 2025 through 2027 by the number of shares equal to 1.0% of the aggregate number of outstanding shares of our common stock as of the immediately preceding December 31. However, our Board may reduce the amount of the increase in any particular year. Any shares of common stock that are subject to an award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of common stock that are subject to an award that is settled or paid in cash or any form other than shares of common stock will automatically again become available for issuance under the 2017 Plan. Any shares of common stock that constitute the forfeited portion of a restricted stock award, however, will not become available for re-issuance under the 2017 Plan after they have been so forfeited. Any shares of common stock withheld to satisfy tax withholding obligations on an award or to pay the exercise price of a stock option will not become available for re-issuance under the 2017 Plan after they have been withheld for such purposes. As of March 12, 2024, 139,613 shares had been issued or withheld under the 2017 Plan, 2,921,933 shares were subject to outstanding awards, and 1,014,914 shares were available for additional grants under the 2017 Plan.

Awards Available. Our 2017 Plan authorizes the award of stock options, restricted stock awards, or RSAs, stock appreciation rights, or SARs, restricted stock units, or RSUs, performance awards and stock bonuses. Assuming the amendment to the 2017 Plan as set forth in Proposal 6 below is approved by the stockholders, no person will be eligible to receive more than 500,000 shares in any calendar year under our 2017 Plan. After giving effect to the amendment proposed herein, no more than 4,750,000 shares will be issued pursuant to the exercise of incentive stock options.

13

Our 2017 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors, directors and advisors are natural persons that render services not in connection with the offer and sale of securities in a capital-raising transaction. The awards granted may vest based on time and/or achievement of performance conditions.

Stock options granted under the 2017 Plan may either be granted as incentive stock options or as non-qualified stock options. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant. The maximum term of options granted under our 2017 Plan is ten years.

An RSA is a grant by us of shares of our common stock subject to restrictions. The price (if any) of an RSA will be determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares.

RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.

Performance shares are performance awards that cover a number of shares of our common stock that may be settled in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance conditions.

Stock bonuses may be granted as additional compensation for service or performance and, therefore, will not be issued in exchange for cash.

Transferability. Awards granted under our 2017 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our Compensation Committee. Unless otherwise permitted by our Compensation Committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Options granted under our 2017 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, for a period of 12 months in the case of death or disability, or such longer period as our Compensation Committee may provide. Options generally terminate immediately upon termination of employment for cause.

Certain Adjustments. In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our 2017 Plan, the maximum number of shares that can be granted in a calendar year and the number of shares and exercise price, if applicable, of all outstanding awards under our 2017 Plan.

Change of Control and Other Corporate Events. Our 2017 Plan provides that, in the event of specified types of mergers or consolidations, a sale, lease, or other disposition of all or substantially all of our assets or other corporate transactions, outstanding awards under our 2017 Plan may be assumed or replaced by any surviving or acquiring corporation; the surviving or acquiring corporation may substitute similar awards for those outstanding under our 2017 Plan; outstanding awards may be settled for the full value of such outstanding award (whether or not then vested or exercisable) in cash, cash equivalents, or securities (or a combination thereof) of the successor entity with payment deferred until the date or dates the award would have become exercisable or vested; or outstanding awards may be terminated for no consideration. Our Board or its Compensation Committee has the discretion to provide that a stock award under our 2017 Plan will immediately vest as to all or any portion of the shares subject to the stock award at the time of a corporate transaction or in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of the transaction. Stock awards held by participants under our 2017 Plan will not vest automatically on such an accelerated basis unless specifically provided in the participant’s applicable award agreement. In the event of a corporate transaction, the vesting of all awards granted to non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full upon the consummation of the corporate transaction.

14

Termination; Amendment. Our 2017 Plan will terminate on September 6, 2027, unless it is terminated earlier by our board of directors. Our Board may amend or terminate our 2017 Plan at any time. Our Board generally may amend our 2017 Plan, without stockholder approval unless required by applicable law.

Plan Administration. Our 2017 Plan is administered by our Compensation Committee or by our Board acting in place of our Compensation Committee. The Compensation Committee has the authority to construe and interpret our 2017 Plan, grant awards, amend or modify any outstanding award (subject to certain limitations), and make all other determinations necessary or advisable for the administration of the plan. This authority includes the ability to modify the number of shares or other terms and conditions of an award, extend the term of an award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an award, reduce the exercise price of any outstanding option, accept the surrender of any outstanding award or, to the extent not previously exercised or vested, authorize the grant of new awards in substitution for surrendered awards.

Tax Consequences

Options and SARs. Stock options granted under the 2017 Plan may either be granted as incentive stock options, which are governed by Internal Revenue Code Section 422, as amended, or as non-qualified stock options, which are governed by Internal Revenue Code Section 83, as amended. Generally, no federal income tax is payable by the participant upon the grant or exercise of an incentive stock option and no deduction is taken by us. If the participant holds the stock acquired upon exercise of the option for a certain period, all appreciation in the value of the shares will be taxed at favorable capital gains tax rates. If the required holding period is not met, then any appreciation in the stock up to the date of exercise will be taxed at ordinary income tax rates. If after exercise, the participant disposes of the shares within a certain time period, we will be entitled to deduct the appreciation on the shares at the time of exercise. Under current tax laws, if a participant exercises a non-qualified stock option, the participant will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price and we will be entitled to a corresponding tax deduction. Similar rules apply to SARs.

RSAs, RSUs and Performance Shares. RSAs, RSUs and performance shares under the 2017 Plan generally are not subject to federal income tax when awarded, unless, solely in the case of RSAs, the participant properly elects to accelerate the tax recognition. RSAs are generally subject to ordinary income tax at the time the restrictions lapse, and performance shares are taxed at the time the performance targets are met. RSUs are generally subject to ordinary tax at the time of payment, even if vested earlier. We are entitled to a corresponding deduction at the time the participant recognizes taxable income on the RSAs, RSUs or performance shares.

The foregoing is only a summary of the effect of U.S. federal income taxation with respect to the grant and exercise of awards under the 2017 Plan. It does not purport to be complete, and does not discuss the tax consequences of an individual’s death or the provisions of the income tax laws of any municipality, state or foreign country in which any eligible individual may reside.

New Plan Benefits

The awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the Compensation Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors under the 2017 Plan. Therefore, a New Plan Benefits Table has not been provided.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the 1,500,000 share increase in the number of shares authorized under our 2017 Plan. Abstentions will have the same effect as a vote against this proposal, but broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 1,500,000 SHARE INCREASE IN THE NUMBER OF SHARES AUTHORIZED UNDER OUR 2017 PLAN.

15

PROPOSAL NO. 6

Approval of an amendment to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan increasing by 250,000 the number of incentive award shares that may be granted in any calendar year to any one eligible recipient

The Board has approved, subject to stockholder approval, an amendment to the 2017 Plan to increase by 250,000 the number of incentive award shares that may be granted in any calendar year to any one eligible recipient. The 2017 Plan was approved at an early stage of the Company’s development and prior to the Company’s decision to begin clinical development of targeted therapies. In light of the Company’s evolution from a diagnostic company to a clinical stage pharmaceutical company since early 2021, we believe it is necessary and appropriate for the Compensation Committee to have additional flexibility with respect to structuring compensation arrangements. Due to the company’s current operational stage and desire to minimize cash expenditures whenever possible and appropriate, the Company believes it is important to enable certain employees to continue to accept all or a portion of their compensation in the form of equity grants rather than cash. It is important for compensation to be payable in a form that is suitable for the Company’s business needs, and in an amount that will motivate, attract and retain key employees, particularly as we continue to execute our clinical development and commercialization plans.

Proposed Changes

The proposed changes to the 2017 Plan are to increase by 250,000 the number of incentive award shares that may be granted in any calendar year to anyone eligible recipient. Other than as set forth in Proposal 5 above, no other changes to the 2017 Plan are proposed or recommended.

Summary of the 2017 Plan

A summary of the material terms of the 2017 Plan, as proposed to be amended, is set forth in Proposal 5 under the headings “Description of the Plan” and “Tax Consequences.”

New Plan Benefits

The awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the Compensation Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors under the 2017 Plan. Therefore, a New Plan Benefits Table has not been provided.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the 250,000 share increase in the number of incentive award shares that may be granted in any calendar year to any one eligible recipient under the 2017 Plan. Abstentions will have the same effect as a vote against this proposal, but broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 250,000 SHARE INCREASE IN THE NUMBER OF INCENTIVE AWARD SHARES THAT MAY BE GRANTED IN ANY CALENDAR YEAR TO ANY ONE ELIGIBLE RECIPIENT UNDER THE 2017 PLAN.

16

CORPORATE GOVERNANCE

Our Board recognizes that maintaining and ensuring good corporate governance is a continuous process. As part of our ongoing commitment to good corporate governance principles, we have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, as well as the Celcuity Inc. Code of Ethical Business Conduct for Senior Financial Officers (together with the Code of Business Conduct and Ethics, the “Codes of Ethics”) and a charter for each committee of the Board. The Codes of Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, as amended from time to time, are available on the Company’s website at www.celcuity.com/home/investors/corporate-governance/ and will be provided in printed form to any stockholder who requests them from us. Requests should be directed to Investor Relations, Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446.

Board of Directors

Our bylaws provide that the size of our Board will be determined from time to time by resolution of our Board. Under our bylaws, a director elected for an indefinite term serves until the next regular meeting of the stockholders and until the director’s successor is elected, or until the earlier death, resignation or removal of the director. Our bylaws provide that members of our Board will be elected by a plurality vote of our stockholders.

Director Independence

The Board has determined that Richard E. Buller, David F. Dalvey, Leo T. Furcht, Polly A. Murphy, and Richard J. Nigon are independent directors under the Nasdaq Listing Rules. In evaluating independence, the Board considered Mr. Nigon’s role as a broker with Cedar Point Capital, LLC, which served as our placement agent for certain private placements prior to our initial public offering and that we may pay Dr. Buller certain consulting fees in connection with services he provides to us based on his expertise in translational medicine. No consulting fees were paid to Dr. Buller during 2023. The Board determined that these relationships will not interfere with the exercise of independent judgment by these individuals.

Board Leadership Structure

Our bylaws provide our Board with flexibility to combine or separate the positions of Chairman of our Board and Chief Executive Officer and/or to implement a presiding or lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Currently, Brian F. Sullivan, our Chief Executive Officer, is the Chairman of our Board. Our Board does not currently have a lead independent director. We believe that this leadership structure is appropriate at this time because:

●	it promotes unified leadership and direction for the Company;

●	it allows for a single, clear focus for management to execute the Company’s strategic initiatives and business plans;

●	our Chief Executive Officer is in the best position to chair board meetings and to ensure that the key business issues and risks facing the Company are brought to the Board’s attention; and

●	we can more effectively execute our strategy and business plans to maximize stockholder value if the Chairman of the Board is also a member of the management team.

Our Board will periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Family Relationships

Dr. Laing, our Chief Science Officer and a director, is a brother-in-law of Mr. Sullivan, the Chairman of our Board and Chief Executive Officer.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

17

Risk Oversight

Our Board has oversight responsibility for the Company’s risk management process. The Board administers its oversight function through its committees, but it retains responsibility for general oversight of risks. The committee chairs are responsible for reporting findings regarding material risk exposure to the Board as quickly as possible. The Board delegates to the Audit Committee oversight responsibility to review our Code of Ethics, including whether the Code of Ethics is successful in preventing illegal or improper conduct, and our management’s risk assessments and management’s financial risk management policies, including the policies and guidelines used by management to identify, assess and manage our exposure to financial risk. Our Compensation Committee assesses and monitors any major compensation-related risk exposures and the steps management should take to monitor or mitigate such exposures.

Code of Ethics and Certain Restrictions on Stock Transactions

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, which reflects our policies on various ethical conduct and compliance matters, including conflicts of interest. We also maintain a Code of Ethical Business Conduct for Senior Financial Officers applicable to our principal executive officer and principal financial and accounting officer, in accordance with Section 406 of the Sarbanes-Oxley Act, the rules of the SEC promulgated thereunder, and the Nasdaq Listing Rules. In addition, we maintain an anti-bribery policy to instruct our employees on how to recognize and combat bribery and corruption in business dealings. If any changes are made to, or any waivers given from, these Codes, these events would be disclosed on our website or in a Current Report on Form 8-K filed with the SEC within four business days of such event. These Codes are posted on our website at www.celcuity.com/home/investors/corporate-governance/.

Additionally, under our Insider Trading Policy, executive officers and directors are prohibited from holding Celcuity securities in a “margin” account and from pledging Celcuity stock; and from engaging in hedging transactions with respect to Celcuity securities.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2023, our Board met four times. During 2023, all directors attended in person or via video conference 100% of the meetings that occurred during each director’s service on the Board.

The standing committees of our Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. During 2023, the Audit Committee met five times and the Compensation Committee met four times and the Nominating and Corporate Governance Committee met once time.

All directors attended at least 75% of the meetings of the total number of meetings of the Board and of all committees of the Board on which they served during 2023.

Executive Sessions; Attendance at Annual Meeting of Stockholders

The independent members of the Board periodically meet outside the presence of management. The Audit Committee has adopted a policy of meeting in executive session, without management being present, on a regular basis. During 2023, the members of the Audit Committee met in executive session once.

The Board’s policy is that each member of the Board should attend our annual meetings of stockholders whenever practical and that at least one member of the Board must attend each annual meeting. All seven members of the Board then seated attended the 2023 annual meeting of stockholders in person or via video conference.

Audit Committee

We have established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary duties and responsibilities of our Audit Committee are to oversee (1) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (2) our systems of internal controls; and (3) our Code of Ethics. In addition, our Audit Committee appoints and monitors the independence, qualifications and performance of our independent auditors, provides an avenue of communication between our independent auditors, management and the Board, and reviews and approves related party transactions as required by the Nasdaq Listing Rules.

Mr. Dalvey, Mr. Nigon and Dr. Murphy are the current members of our Audit Committee. Dr. Furcht served on the Audit Committee through the 2023 Annual Meeting. The members of the Audit Committee are “independent directors” as that term is defined in Rules 5605(a)(2) and 5605(c)(2)(A) of the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act. The Board has determined that Mr. Nigon and Mr. Dalvey are each an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Listing Rules.

18

Compensation Committee

We have established a Compensation Committee. Our Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also reviews and makes recommendations to the Board with respect to director compensation and administers our equity compensation plans and any clawback policy that applies to the compensation of the CEO or other executive officers and directors. The Company has adopted a clawback policy that allows for recovery of excess incentive-based compensation in the event of a required restatement of our financial statements, which is intended to comply with Nasdaq Rule 5608. The Compensation Committee also reviews and prepares the necessary compensation disclosures required by the SEC. Additionally, the Compensation Committee reviews and evaluates, on an annual basis, the Compensation Committee charter and performance.

Our Compensation Committee has approved the compensation arrangements currently in place for our named executive officers. The Compensation Committee evaluates the performance of our Chairman and Chief Executive Officer and determines his compensation based on this evaluation without our Chairman and Chief Executive Officer present during voting or deliberations on his compensation. With respect to the other named executive officers, the Compensation Committee considers the recommendations of our Chairman and Chief Executive Officer as to performance evaluations and recommended compensation arrangements.

The Compensation Committee may approve executive compensation arrangements or, in its discretion, may recommend such matters to the full Board for approval. All executive compensation is based on assessments of executive performance, which are prepared by the Compensation Committee and submitted to the full Board for review and discussion. All Compensation Committee recommendations regarding director compensation are subject to approval by the full Board. Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee.

Dr. Buller, Mr. Dalvey, Dr. Furcht and Dr. Murphy are the members of our Compensation Committee. The members of the Compensation Committee are “independent directors” as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act. In addition, in affirmatively determining the independence of any director who serves on the Compensation Committee, the Board considers all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, as set forth in Nasdaq Rule 5605(d)(2).

Nominating and Corporate Governance Committee

We have established a Nominating and Corporate Governance Committee. Dr. Buller, Dr. Furcht, and Mr. Nigon are the members of our Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are “independent directors” as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. The principal functions of the Nominating and Corporate Governance Committee are to:

●	develop and recommend to the Board minimum qualifications for director nominees;

●	identify and evaluate potential candidates for the Board and committee positions;

●	recommend to the Board a slate of nominees for election as directors at our annual meetings of stockholders;

●	recommend to the Board individuals to be appointed to the Board in connection with vacancies or newly created director positions and the termination of directors for cause or other appropriate reasons;

●	review the size and composition of the Board and its committees;

19

●	oversee our corporate governance practices;

●	evaluate and make recommendations regarding stockholder proposals submitted to the Board for inclusion in the company’s proxy statement; and

●	develop, recommend and oversee an annual self-evaluation process for the Board and its committees.

QUALIFICATIONS OF CANDIDATES FOR ELECTION TO THE BOARD

The Nominating and Corporate Governance Committee identifies and recommends candidates it believes are qualified to stand for election as directors of Celcuity or to fill any vacancies on the Board. In identifying director candidates, the Nominating and Corporate Governance Committee may retain third party search firms.

In order to evaluate and identify director candidates, the Nominating and Corporate Governance Committee considers the suitability of each director candidate, including the current members of the Board, in light of the current size, composition and current perceived needs of the Board. The Nominating and Corporate Governance Committee seeks highly qualified and experienced director candidates and considers many factors in evaluating such candidates, including issues of character, judgment, independence, background, age, expertise, diversity of experience, length of service and other commitments. This includes giving due consideration to creating a diverse pool of director candidates.

The Nominating and Corporate Governance Committee has established the following minimum requirements for director candidates: being able to read and understand fundamental financial statements; having at least 10 years of relevant business experience; having no identified conflicts of interest as a director of Celcuity; having not been convicted in a criminal proceeding other than traffic violations during the ten years before the date of selection; and being willing to comply with any code of ethics of the Company. Exceptional candidates who do not meet all of these criteria may still be considered. The Nominating and Corporate Governance Committee retains the right to modify these minimum qualifications, the factors considered in assessing potential candidates, and the adoption or amendment of any policies related to the recruitment and nomination of potential candidates, including without limitation, for compliance with Nasdaq listing standards and other applicable rules and regulations.

The Nominating and Corporate Governance Committee may review director candidates by reviewing information provided to it, through discussions with persons familiar with the candidate, or other actions that the Nominating and Corporate Governance Committee deems proper. After such review and consideration, the Nominating and Corporate Governance Committee designates any candidates who are to be interviewed and by whom they are to be interviewed. After interviews, the Nominating and Corporate Governance Committee recommends for Board approval of any new directors to be nominated.

Stockholders may request the Nominating and Corporate Governance Committee to consider a director candidate. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates. Stockholders who wish to submit a director candidate for the Nominating and Corporate Governance Committee’s consideration must notify our Corporate Secretary in writing at Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446. Any such recommendations should provide whatever supporting material the stockholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominating and Corporate Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors and whether to conduct a full evaluation of the candidate.

Stockholders who intend to participate in the 2025 Annual Meeting to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Nominating and Corporate Governance Committee was not requested to consider the candidacy), or who intend to solicit proxies in support of director nominees other than our nominees, must submit such nomination in writing to our Corporate Secretary, Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446, and comply with the stockholder proposal and director nominations requirements summarized under “Stockholder Proposals” below.

20

NASDAQ BOARD DIVERSITY RULES AND MATRIX

On August 6, 2021, the SEC approved new board diversity rules for Nasdaq-listed companies. As of August 8, 2022, we are required to disclose on an annual basis our directors’ voluntary, self-identified demographic information using a standardized board diversity matrix (“Board Diversity Matrix”). To comply with this requirement, the following Board Diversity Matrix provides the self-identified demographic information for our directors as of March 12, 2024 and March 14, 2023. Each of the categories listed in the table below has the meaning as set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix
	As of March 12, 2024				As of March 14, 2023
Total Number of Directors	7				7
	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	0	2	1	5	0	1
Part II: Demographic Background
African American or Black	0	0	0	0	0	0	0	0
Alaskan Native or Native American	0	0	0	0	0	0	0	0
Asian	0	0	0	0	0	0	0	0
Hispanic or Latinx	0	0	0	0	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0	0	0	0	0
White	1	4	0	0	1	5	0	0
Two or More Races or Ethnicities	0	0	0	0	0	0	0	0
LGBTQ+	0				0
Did Not Disclose Demographic Background	3				1

In addition, the Nasdaq board diversity rules require that, by December 31, 2023, our Board have at least one diverse director that self-identifies as female, LGBTQ+, and/or an underrepresented minority, and by December 31, 2026, two diverse directors (including at least one that self-identifies as female and another who self-identifies as female, LGBTQ+, and/or an underrepresented minority). If we do not meet these criteria, we will be required to disclose the reasons for non-compliance. We intend to meet the requirements by the specified deadlines, provided that no assurances can be made that we will be able to attract and retain one or more directors meeting such requirements. Please note that the specific requirements and deadlines for the Nasdaq diversity rules vary depending on whether we continue to qualify as a smaller reporting company and the specific filing dates of the applicable proxy statement for our annual meetings, and as such, the preceding summary of the rules is subject to change from time to time.

21

BOARD OF DIRECTORS VACANCIES

Our bylaws authorize only our Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board is permitted to be set only by a resolution adopted by our Board. These provisions prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board but promotes continuity of management.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our stockholders may contact our Board, or any committee of our Board, by regular mail at Chief Executive Officer, Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446. All communications will be reviewed by management and, if appropriate to the duties and responsibilities of the Board, forwarded to the appropriate director or directors or to the full Board, as appropriate.

DIRECTOR COMPENSATION

Our non-employee director compensation policy, which was approved in May 2023 and applies through April 2024, provides that each of our non-management directors receive the following compensation:

●	An annual equity award with a fair market value of $75,000, payable in the form of restricted stock, stock options or a combination of both, at the director’s election.

●	A cash retainer of $25,000, payable quarterly.

●	Reimbursement for out-of-pocket expenses incurred in connection with services as a director.

Pursuant to this policy, during 2023, Celcuity’s non-employee directors received compensation in the form of an equity award with a fair market value of $75,000 as of May 15, 2023, the date of grant, as well as cash compensation in the amount of $6,250 per quarter for each of two quarters, for total cash compensation of $12,500. Dr. Buller received the equity award in the form of restricted stock and a stock option. Dr. Buller received 1,958 shares of restricted stock, which was determined by dividing $18,758 by the closing price of a share of the Company’s common stock on the date of grant. The restricted stock will vest with respect to 100% of the shares on April 30, 2024. Dr. Buller also received a stock option for the purchase of 8,733 shares, the number of shares that results in the option having a Black Scholes value of $56,242 as of the date of grant. Mr. Dalvey, Dr. Furcht, Dr. Murphy, and Mr. Nigon received the equity award in the form of a stock option. Each stock option is for the purchase of 11,645 shares, the number of shares that results in the option having a Black Scholes value of $75,000 as of the date of grant. The stock options have an exercise price of $9.58 per share, which is equal to the closing price of a share of the Company’s common stock on the date of grant. The above stock options will vest and become exercisable with respect to 100% of the shares on April 30, 2024 and will remain exercisable for the remainder of the 10-year term. The Compensation Committee has not yet determined compensation for the non-employee directors for the calendar year running May 2024 – April 2025.

Fiscal Year 2023 Director Compensation

The table below summarizes the compensation paid by the Company to its non-employee directors for the fiscal year ended December 31, 2023. Mr. Sullivan and Dr. Laing are not included in this table since they are each an employee of the Company and receive no compensation for their services as a director. Each of Mr. Sullivan and Dr. Laing are included in the Summary Compensation Table under “Executive Compensation” below.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (1)(3)	Total
Richard E. Buller	$12,500	$18,758	$56,242	$87,500
David F. Dalvey	$12,500	$-	$75,000	$87,500
Leo T. Furcht	$12,500	$-	$75,000	$87,500
Polly A. Murphy	$12,500	$-	$75,000	$87,500
Richard J. Nigon	$12,500	$-	$75,000	$87,500

(1)	Reflects the aggregate grant date fair value of equity awards to each director during 2023, calculated in accordance with FASB ASC Topic 718. Dr. Buller received 1,958 shares of restricted stock and an option to purchase 8,733 shares of common stock at an exercise price of $9.58. Dr. Furcht, Dr. Murphy, Mr. Dalvey and Mr. Nigon each received an option to purchase 11,645 shares of common stock at an exercise price of $9.58. Refer to “Note 11 – Stock-Based Compensation” in the audited financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions used in calculating the award amount.

22

(2)	The aggregate number of shares of restricted stock held by each of the directors listed in the table above as of December 31, 2023 was as follows: Dr. Buller, 8,431 shares of restricted stock; Mr. Dalvey, 9,325 shares of restricted stock. Dr. Furcht, Dr. Murphy or Mr. Nigon hold no shares of restricted stock.

(3)	The aggregate number of stock options held by each of the directors listed in the table above as of December 31, 2023 was as follows: Dr. Buller, options to purchase 47,810 shares; Mr. Dalvey, options to purchase 67,513 shares; Dr. Furcht, options to purchase 72,825 shares; Dr. Murphy, options to purchase 37,945 shares; and Mr. Nigon, options to purchase 82,476 shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information regarding the beneficial ownership of Celcuity’s common stock as of March 12, 2024 (except as otherwise indicated) by (i) each person who is known by Celcuity to beneficially own more than 5% of the outstanding shares of our common stock; (ii) each director of Celcuity; (iii) each director nominee; (iv) each named executive officer of Celcuity; and (v) all executive officers and directors as a group. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares and the business address of each person is c/o Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (3)
5% Stockholders
Commodore Capital Master LP (4)	2,887,796	9.99%
Growth Equity Opportunities 18 VGE, LLC (5)	2,943,812	9.99%
Soleus Private Equity Fund II, L.P. and affiliates (6)	3,020,185	9.99%
Venrock Healthcare Capital Partners III, L.P. and affiliates (7)	2,873,275	9.99%
Morgan Stanley (8)	2,195,026	7.90%
Perceptive Advisors LLC (9)	1,481,300	5.33%
Officers and Directors
Richard E. Buller	55,891	*
David F. Dalvey (10)	301,838	1.08%
Leo T. Furcht	83,325	*
Vicky Hahne	136,736	*
Lance G. Laing	1,429,076	5.11%
Polly A. Murphy	35,445	*
Richard J. Nigon	201,376	*
Brian F. Sullivan	3,654,652	12.86%
All directors and executive officers as a group (8 individuals)	5,898,339	20.31%

* less than 1%

(1)	The beneficial ownership reported in the table includes shares of common stock the beneficial owners have the right to acquire within 60 days of March 12, 2024 upon the exercise of stock options or warrants or conversion of preferred stock, subject to the Beneficial Ownership Limitation described in note 2 below.

23

(2)	With respect to 5% stockholders other than Morgan Stanley and Perceptive Advisors LLC, the beneficial ownership shown above includes (a) the number of shares of common stock that may be acquired upon the conversion of shares of Series A Preferred Stock acquired pursuant to the Securities Purchase Agreement, dated May 15, 2022 by and among the Company and the purchasers named therein (the “Securities Purchase Agreement”), and (b) the number of shares of common stock that may be acquired upon exercise of warrants issued under the Securities Purchase Agreement, assuming any such conversions or exercises occur within 60 days of March 12, 2024; provided, however, that the maximum number of shares of common stock that may be acquired upon such conversions or exercises is limited such that the beneficial ownership of such stockholder and its affiliates will not exceed 9.99% (the “Beneficial Ownership Limitation”).

With respect to officer and directors, the beneficial ownership shown above includes the number of shares of common stock the beneficial owners have the right to acquire within 60 days of March 12, 2024 upon the exercise of stock options or warrants, as follows: Dr. Buller, 47,810 shares; Mr. Dalvey, 67,513 shares; Dr. Furcht, 72,825 shares; Ms. Hahne, 120,179 shares; Dr. Laing, 179,076 shares; Dr. Murphy 30,445 shares; Mr. Nigon, 105,344 shares; Mr. Sullivan, 638,009 shares; and all directors and executive officers as a group, 1,261,201 shares.

(3)	Calculated based on 27,773,777 issued and outstanding shares of Celcuity common stock as of March 12, 2024, plus, for each beneficial owner, any securities that such person has the right to acquire within 60 days of March 12, 2024.

(4)	In a Schedule 13G/A filed on February 14, 2024, Commodore Capital Master LP reported shared voting power and shared dispositive power over 2,492,886 shares of common stock as of December 31, 2023, including outstanding shares of common stock and shares of common stock issuable upon conversion of the Series A Preferred Stock or exercise of warrants, subject to the Beneficial Ownership Limitation described in Note 2 above. The Company has recalculated the Beneficial Ownership Limitation based on shares outstanding as of March 12, 2024, and the beneficial ownership reported in the table includes additional shares issuable upon conversion of Series A Preferred Stock or exercise of warrants held by Commodore Capital Master LP at December 31, 2023, but without giving effect to any transactions that may have been effected by Commodore Capital Master LP after such date. The reported ownership does not include additional shares of common stock that would be issuable to Commodore Capital Master LP upon conversion of Series A Preferred Stock or exercise of the warrants without giving effect to the Beneficial Ownership Limitation. Commodore Capital LP, a Delaware limited partnership (the “Firm”) is the investment manager to Commodore Capital Master LP. Michael Kramarz and Robert Egen Atkinson are the managing partners of the Firm and exercise investment discretion with respect to the shares reported herein. The address for Commodore Capital Master LP and the Firm is 444 Madison Avenue, Floor 35, New York, New York 10022.

(5)	In a Schedule 13D/A filed on September 12, 2022, Growth Equity Opportunities 18 VGE, LLC (“GEO”) reported shared voting power and shared dispositive power over 1,520,001 shares of common stock as of September 1, 2022, including outstanding shares of common stock and shares of common stock issuable upon conversion of the Series A Preferred Stock or exercise of warrants, subject to the Beneficial Ownership Limitation described in Note 2 above. The Company has recalculated the Beneficial Ownership Limitation based on shares outstanding as of March 12, 2024, and the beneficial ownership reported in the table includes additional shares issuable upon conversion of Series A Preferred Stock or exercise of warrants held by GEO at September 12, 2022, but without giving effect to any transactions that may have been effected by GEO after such date. The reported ownership does not include additional shares of common stock that would be issuable to GEO upon conversion of Series A Preferred Stock or exercise of the warrants without giving effect to the Beneficial Ownership Limitation. NEA 18 Venture Growth Equity, L.P. (“NEA 18 VGE”) is the sole member of GEO; NEA Partners 18 VGE, L.P. (“NEA Partners 18 VGE”) is the sole general partner of NEA 18 VGE; and NEA 18 VGE GP, LLC (“NEA 18 VGE LLC” and, together with NEA Partners 18 VGE, the “Control Entities”) is the sole general partner of NEA Partners 18 VGE. Ali Behbahani (“Behbahani”), Carmen Chang (“Chang”), Anthony A. Florence, Jr. (“Florence”), Liza Landsman (“Landsman”), Mohamad H. Makhzoumi (“Makhzoumi”), Edward T. Mathers (“Mathers”), Scott D. Sandell (“Sandell”), Peter W. Sonsini (“Sonsini”), Paul Walker (“Walker”) and Rick Yang (“Yang”) (together, the “Managers”) are the managers of NEA 18 VGE LLC. The address of the principal business office of GEO, NEA 18 VGE, each Control Entity and Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of the principal business office of Behbahani and Mathers is New Enterprise Associates, 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815. The address of the principal business office of Chang, Makhzoumi, Sonsini, Walker and Yang is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Florence and Landsman is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10001.

24

(6)	In a Schedule 13G/A filed on February 9, 2024, Soleus Private Equity Fund II, L.P. (“Soleus PE”) and Soleus Capital Master Fund, L.P. (“Master Fund”) reported shared voting power and shared dispositive voting power over 2,623,890 shares of common stock as of December 31, 2023, including outstanding shares of common stock held by Soleus PE and/or Master Fund, and shares of common stock issuable upon conversion of the Series A Preferred Stock or exercise of warrants, subject to the Beneficial Ownership Limitation described in Note 2 above. The Company has recalculated the Beneficial Ownership Limitation based on shares outstanding as of March 12, 2024, and the beneficial ownership reported in the table includes additional shares issuable upon conversion of Series A Preferred Stock or exercise of warrants held by Soleus PE and/or Master Fund at December 31, 2023, but without giving effect to any transactions that may have been effected by Soleus PE and/or Master Fund after such date. The reported ownership does not include additional shares of common stock that would be issuable to Soleus PE and/or Master Fund upon conversion of Series A Preferred Stock or exercise of the warrants without giving effect to the Beneficial Ownership Limitation. Soleus Private Equity GP II, LLC (“Soleus GP”) is the general partner of Soleus PE, and Soleus PE GP II, LLC is the sole manager of Soleus GP. Mr. Guy Levy is the sole managing member of Soleus PE GP II, LLC. Soleus Capital, LLC is the general partner of Master Fund, and Soleus Capital Group, LLC is the sole managing member of Soleus Capital, LLC. Mr. Guy Levy is the sole managing member of Soleus Capital Group, LLC. The address of the above referenced entities and persons is 104 Field Point Road, 2nd Floor, Greenwich, CT 06830.

(7)	In a Schedule 13G/A filed on February 14, 2024, Venrock Healthcare Capital Partners III, L.P., VHCP Co-Investment Holdings III, LLC, and Venrock Healthcare Capital Partners EG, L.P. (collectively, the Venrock Entities) reported shared voting power and shared dispositive power over 2,476,980 shares of common stock as of December 31, 2023, consisting of (i) 651,198 shares held by Venrock Healthcare Capital Partners III, L.P.; (ii) 65,147 shares held by VHCP Co-Investment Holdings III, LLC; and (iii) 1,760,635 shares held by Venrock Healthcare Capital Partners EG, L.P. The reported ownership included outstanding shares of common stock and shares of common stock issuable upon conversion of Series A Preferred Stock or exercise of warrants, subject to the Beneficial Ownership Limitation described in Note 2 above. The Company has recalculated the Beneficial Ownership Limitation based on shares outstanding as of March 12, 2024, and the beneficial ownership reported in the table includes additional shares issuable upon conversion of the Series A Preferred Stock or exercise of warrants held by the Venrock Entities at December 31, 2023, but without giving effect to any transactions that may have been effected by the Venrock Entities after such date. The reported ownership does not include an additional shares of common stock that would be issuable to the Venrock Entities upon conversion of Series A Preferred Stock or exercise of the warrants without giving effect to the Beneficial Ownership Limitation. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. VHCP Management EG, LLC is the general partner of Venrock Healthcare Capital Partners EG, L.P. Dr. Bong Koh and Nimish Shah are the voting members of VHCP Management III, LLC and VHCP Management EG, LLC. The address of the above referenced entities and persons is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(8)	In a Schedule 13G/A filed on February 12, 2024, Morgan Stanley reported shared voting power over 2,118,801 shares of common stock and shared dispositive power over 2,195,026 shares of common stock as of December 31, 2023. The address of Morgan Stanley is 1585 Broadway, New York, New York, 10036.

(9)	In a Schedule 13G/A filed on February 12, 2024, Perceptive Advisors LLC reported shared voting power and shared dispositive power over 1,481,300 shares of common stock as of December 31, 2023. The address of Perceptive Advisors LLC is 51 Astor Place, 10th Floor, New York, NY 10003.

(10)	Mr. Dalvey’s beneficial ownership includes 225,000 shares of common stock owned by Brightstone Venture Capital Fund, LP, of which Mr. Dalvey is the General Partner.

25

EXECUTIVE OFFICERS

The following table identifies our current executive officers, the positions they hold, and their current age. Our executive officers are appointed by our Board of Directors to hold office until their successors are elected or their earlier death, resignation or removal.

Name	Age	Positions
Brian F. Sullivan	62	Chairman of the Board and Chief Executive Officer
Lance G. Laing	62	Chief Science Officer, Vice President, Secretary and Director
Vicky Hahne	57	Chief Financial Officer

For biographical information about Mr. Sullivan and Dr. Laing, please refer to Proposal 1 entitled “Election of Directors.” Biographical information about Ms. Hahne is as follows:

Vicky Hahne, Chief Financial Officer

Ms. Hahne joined as our Chief Financial Officer in July 2017. She has more than 25 years of financial leadership experience, including the most recent 20 years in the healthcare industry. Prior to joining Celcuity, Ms. Hahne served as Controller of Respiratory Technologies Inc., a medical device manufacturer, from 2015 to 2017. While at Respiratory Technologies, she played a key role in the due diligence process to sell the company to Koninklijke Philips. In 2014, she served as Controller for Ability Network Inc., a healthcare information technology company. From 2007 to 2012, Ms. Hahne served as Controller of SterilMed Inc., a medical device reprocessing company, where she was significantly involved in the sale of the company to Johnson & Johnson. Prior to these roles, Ms. Hahne held several senior financial positions at SimonDelivers Inc., including Chief Financial Officer. Ms. Hahne has extensive experience in early stage, high growth companies with responsibilities including financial controls and stewardship, financial analysis, mergers and acquisitions, building infrastructure and systems. She received a B.S. degree in Finance and Accounting from Northern State University and received her CPA certificate in 1990.

EXECUTIVE COMPENSATION

Overview

The compensation of our executive officers is structured with the goal of providing a competitive compensation program that will enable us to attract and retain highly-qualified executives, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. Our Chief Executive Officer, Chief Science Officer, and Chief Financial Officer (collectively, our “named executive officers”) are currently compensated with a base salary and performance-based incentive pay. In addition, we grant options and other equity awards to our named executive officers, employees, directors, consultants and independent contractors under our Amended and Restated 2017 Stock Incentive Plan (the “2017 Plan”) and our 2017 Employee Stock Purchase Plan (the “ESPP”). See the “Employee Benefit Plans” subsection below for additional information on these plans.

Incentive Pay

We provide our named executive officers and other senior managers the opportunity to earn annual incentive payments under a performance-based incentive pay program. Payments to executives under the annual incentive program are based upon the Company’s achievement of milestones, approved by our Compensation Committee, that advance our core business strategies. Each participant is granted the opportunity to earn incentive pay up to a maximum percentage of his or her base salary. Under our 2023 annual incentive plan, the range of milestone-based target incentive pay for each of our named executive officers was 35 to 60% of base salary. Payments under the annual incentive program may be made entirely in cash, entirely in the form of equity awards, or partly in cash and partly in the form of equity awards. Incentive payments ranging from 35 to 60% of base salary were made under the program for the fiscal year 2023 to Ms. Hahne, Dr. Laing, and Mr. Sullivan, respectively, due to achievement of milestones target. For 2023 performance, Mr. Sullivan’s incentive award was paid in cash and Dr. Laing and Ms. Hahne both received their incentive awards in 50% cash and 50% equity, in the form of stock options that vest monthly over the course of 12 months beginning March 1, 2024.

26

In August 2023, the Compensation Committee approved changes to the Company’s compensation program to bring the design and total target direct compensation of the Company’s named executive officers into closer alignment with similarly situated companies and to continue to align the interests of the Company’s executives with those of the Company’s stockholders. In conjunction with this change, the Compensation Committee awarded long-term incentive compensation awards to Mr. Sullivan, Dr. Laing and Ms. Hahne. See footnote 3 to the Summary Compensation Table below for additional details.

Employment Agreements, Severance and Change in Control Agreements

We have not entered into employment agreements, severance agreements or change-of-control agreements with our named executive officers. Mr. Sullivan, Dr. Laing, and Ms. Hahne have each entered into a confidentiality, assignment of inventions and non-competition agreement with us, which provides, among other things, that the named executive officer will not engage in a competitive business or solicit our employees or consultants for a period of 24 months after termination of employment.

Summary Compensation Table

The following table summarizes the compensation for fiscal 2023 and 2022 of Celcuity’s named executive officers:

Name and Principal Position	Year	Salary(1)	Option Awards (2)(3)(4)		Non-Equity Incentive Plan Compensation		Total
Brian F. Sullivan	2023	$209,615	$1,260,000		$268,500		$1,738,115
Chairman and Chief Executive Officer	2022	$105,769	$1,707,972	(5)	$-		$1,813,741	(5)
Lance G. Laing	2023	$312,577	$1,094,295		$76,970		$1,483,842
Chief Science Officer	2022	$325,385	$351,807	(5)	$72,240	(5)	$749,431	(5)
Vicky Hahne	2023	$226,769	$617,155		$54,819		$898,743
Chief Financial Officer	2022	$210,000	$199,463	(5)	$39,990	(5)	$449,453	(5)

(1)	The “Salary” column reflects amounts earned for the applicable year and paid in cash.

(2)	Reflects the aggregate grant date fair value of equity awards to each named executive officer earned for 2023 and 2022, calculated in accordance with FASB ASC Topic 718. Refer to “Note 11 – Stock-Based Compensation” in the audited financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the assumptions used in calculating the award amount.

(3)	The “Option Awards” column includes equity grants in lieu of salary and incentive awards, in each case as earned for the applicable year and within the scope of FASB ASC Topic 718.

In May 2022, Mr. Sullivan elected to receive an equity award in lieu of salary for the 14-month period commencing June 1, 2022, and Dr. Laing and Ms. Hahne each elected to receive an equity award in lieu of a portion of his or her salary for such 14-month period. In February 2023, Mr. Sullivan elected to receive an equity award in lieu of his annual incentive for fiscal 2022 performance, and Dr. Laing and Ms. Hahne each elected to receive an equity award in lieu of a portion of his or her annual incentive for fiscal 2022 performance.

In August 2023, Dr. Laing and Ms. Hahne each elected to receive an equity award in lieu of a portion of his or her cash compensation for a 17-month period commencing August 1, 2023. In February 2024, Dr. Laing and Ms. Hahne each elected to receive an equity award in lieu of a portion of his or her annual incentive award for 2023 performance.

27

In August 2023, each named executive officer was awarded long term incentive compensation awards in the form of stock options. Mr. Sullivan was granted 180,000 stock options in August 2023, which are included in the “Option Awards” column, and was granted 84,000 stock options in January 2024, which will be included in the “Option Awards” column in 2024. Dr. Laing was granted 125,000 stock options, and Ms. Hahne was granted 60,000 stock options. In each case, the options vest as to one fourth of the award in August 2024 and monthly thereafter for 36 months.

(4)	Effective May 17, 2022, the Company decreased the exercise price of certain stock options to $5.50 per share. All other terms of the options remained the same including, but not limited to, the vesting terms and expiration dates. Mr. Sullivan held 174,556 options that were repriced, which had a weighted average exercise price prior to the decrease of $19.28 per share. Dr. Laing held 93,534 options that were repriced, which had a weighted average exercise price prior to the decrease of $19.43 per share. Ms. Hahne held 30,186 options that were repriced, which had a weighted average exercise price prior to the decrease of $20.70 per share. The amounts shown under “Option Awards” for 2022 include the amount by which the fair value of the modified options exceeded the fair value of the original options as of the date of such modification, as follows: Mr. Sullivan: $253,501; Dr. Laing: $140,564; and Ms. Hahne: $43,821.

(5)	These figures have been revised from the Company’s 2022 proxy statement to include (i) the grant date fair value of equity awards awarded in February 2023 with respect to 2022 performance, (ii) the value of non-equity incentive plan compensation paid in February 2023 with respect to 2022 performance, and (iii) for Mr. Sullivan, the incremental fair value of 8,220 options that were repriced in May 2022 that had been inadvertently excluded from the aggregate incremental fair value calculation in the 2022 proxy statement.

Outstanding Equity Awards at Fiscal Year End 2023

The following table lists the outstanding equity awards held by each of our named executive officers as of December 31, 2023:

		OPTION AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Brian F. Sullivan	5/17/2017	21,500	0		$8.40	5/17/2027
	9/19/2017	8,220	0		$5.50	9/19/2027
	8/13/2018	3,769	0		$5.50	8/13/2028
	10/17/2018	14,675	0		$5.50	10/17/2028
	8/12/2019	4,985	0		$5.50	8/12/2029
	8/12/2019	50,000	0		$5.50	8/12/2029
	8/12/2020	17,281	0		$5.90	8/12/2030
	8/12/2020	16,666	3,334	(1)	$5.90	8/12/2030
	12/28/2020	8,310	2,771	(2)	$5.50	12/28/2030
	2/2/2021	9,108	3,751	(3)	$5.50	2/2/2031
	3/18/2021	8,173	3,716	(4)	$5.50	3/18/2031
	4/12/2021	9,005	4,504	(5)	$5.50	4/12/2031
	8/11/2021	17,000	0		$5.50	8/11/2031
	8/11/2021	11,666	8,334	(6)	$5.50	8/11/2031
	10/27/2021	3,558	3,011	(7)	$5.50	10/27/2031
	5/17/2022	250,000	0		$5.50	5/17/2032
	02/16/2023	58,110	11,650	(8)	$11.55	2/16/20233
	8/25/2023	0	180,000	(9)	$9.89	8/25/20233
Lance G. Laing	5/17/2017	16,125	0		$8.40	5/17/2027
	9/19/2017	4,110	0		$5.50	9/19/2027
	10/17/2018	1,834	0		$5.50	10/17/2028
	8/12/2019	50,000	0		$5.50	8/12/2029
	8/12/2020	16,666	3,334	(10)	$5.90	8/12/2030
	12/28/2020	2,078	693	(11)	$5.50	12/28/2030
	2/2/2021	2,277	938	(12)	$5.50	2/2/2031
	3/18/2021	2,043	930	(13)	$5.50	3/18/2031
	4/12/2021	4,502	2,252	(14)	$5.50	4/12/2031
	8/11/2021	11,666	8,334	(15)	$5.50	8/11/2031
	10/27/2021	1,016	861	(16)	$5.50	10/27/2031
	5/17/2022	38,412	0		$5.50	5/17/2032
	2/16/2023	7,626	1,530	(17)	$11.55	2/16/2033
	8/25/2023	6,250	15,000 (18)		$9.89	8/25/2033
	8/25/2023	0	125,000	(19)	$9.89	8/25/2033
Vicky Hahne	5/17/2017	37,500	0		$8.40	5/17/2027
	7/5/2018	3,000	0		$5.50	7/05/2028
	10/17/2018	932	0		$5.50	10/17/2028
	8/12/2019	3,000	0		$5.50	8/12/2029
	8/12/2020	8,333	1,667	(20)	$5.90	8/12/2030
	12/28/2020	841	281	(21)	$5.50	12/28/2030
	2/2/2021	921	380	(22)	$5.50	2/2/2031
	3/18/2021	827	377	(23)	$5.50	3/18/2031
	4/12/2021	2,537	1,269	(24)	$5.50	4/12/2031
	8/11/2021	8,750	6,250	(25)	$5.50	8/11/2031
	10/27/2021	444	377	(26)	$5.50	10/27/2031
	5/17/2022	31,930	0		$5.50	5/17/2032
	2/16/2023	4,223	846	(27)	$11.55	2/16/2033
	8/25/2023	6,250	15,000	(28)	$9.89	8/25/2033
	8/25/2023	0	60,000	(29)	$9.89	8/25/2033

(1)	This option vests as to 416.67 shares in 8 installments on the 1st of each of month beginning January 1, 2024 and ending August 1, 2024.

28

(2)	This option vests as to 230.85 shares in 12 installments on the 1st of each of month beginning January 1, 2024 and ending December 1, 2024.

(3)	This option vests as to 267.90 shares in 14 installments on the 1st of each of month beginning January 1, 2024 and ending February 1, 2025.

(4)	This option vests as to 247.69 shares in 15 installments on the 1st of each of month beginning January 1, 2024 and ending March 1, 2025.

(5)	This option vests as to 281.44 shares in 16 installments on the 1st of each of month beginning January 1, 2024 and ending April 1, 2025.

(6)	This option vests as to 416.67 shares in 20 installments on the 1st of each of month beginning January 1, 2024 and ending August 1, 2025.

(7)	This option vests as to 136.85 shares in 22 installments on the 1st of each of month beginning January 1, 2024 and ending October 1, 2025.

(8)	This option vests as to 5,825 shares in 2 installments on the 1st of each of month beginning January 1, 2024 and ending February 1, 2024.

(9)	This option vests as to 45,000 shares on the 1st installment on August 25, 2024 and then as to 3,750 shares in 36 remaining installments on the 1st of each of month beginning September 1, 2024 and ending August 1, 2027.

(10)	This option vests as to 416.67 shares in 8 installments on the 1st of each of month beginning January 1, 2024 and ending August 1, 2024.

(11)	This option vests as to 57.73 shares in 12 installments on the 1st of each of month beginning January 1, 2024 and ending December 1, 2024.

(12)	This option vests as to 66.98 shares in 14 installments on the 1st of each of month beginning January 1, 2024 and ending February 1, 2025.

(13)	This option vests as to 61.94 shares in 15 installments on the 1st of each of month beginning January 1, 2024 and ending March 1, 2025.

(14)	This option vests as to 140.71 shares in 16 installments on the 1st of each of month beginning January 1, 2024 and ending April 1, 2025.

(15)	This option vests as to 416.67 shares in 20 installments on the 1st of each of month beginning January 1, 2024 and ending August 1, 2025.

(16)	This option vests as to 39.1 shares in 22 installments on the 1st of each of month beginning January 1, 2024 and ending October 1, 2025.

(17)	This option vests as to 765 shares in 2 installments on the 1st of each of month beginning January 1, 2024 and ending February 1, 2024.

(18)	This option vests as to 1,250 shares in 12 installments on the 31st of each of month beginning January 31, 2024 and ending December 31, 2024.

(19)	This option vests as to 31,250 shares on the 1st installment on August 25, 2024 and then as to 2,604.17 shares in 36 remaining installments on the 1st of each of month beginning September 1, 2024 and ending August 1, 2027.

(20)	This option vests as to 208.33 shares in 8 installments on the 1st of each of month beginning January 1, 2024 and ending August 1, 2024.

(21)	This option vests as to 23.38 shares in 12 installments on the 1st of each of month beginning January 1, 2024 and ending December 1, 2024.

(22)	This option vests as to 27.10 shares in 14 installments on the 1st of each of month beginning January 1, 2024 and ending February 1, 2025.

(23)	This option vests as to 25.08 shares in 15 installments on the 1st of each of month beginning January 1, 2024 and ending March 1, 2025.

(24)	This option vests as to 79.29 shares in 16 installments on the 1st of each of month beginning January 1, 2024 and ending April 1, 2025.

(25)	This option vests as to 312.50 shares in 20 installments on the 1st of each of month beginning January 1, 2024 and ending August 1, 2025.

(26)	This option vests as to 17.10 shares in 22 installments on the 1st of each of month beginning January 1, 2024 and ending October 1, 2025.

29

(27)	This option vests as to 423 shares in 2 installments on the 1st of each of month beginning January 1, 2024 and ending February 1, 2024.

(28)	This option vests as to 1,250 shares in 12 installments on the 31st of each of month beginning January 31, 2024 and ending December 31, 2024.

(29)	This option vests as to 15,000 shares on the 1st installment on August 25, 2024 and then as to 1,250 shares in 36 remaining installments on the 1st of each of month beginning September 1, 2024 and ending August 1, 2027.

Pay Versus Performance

We are providing the following information about the relationship between executive compensation actually paid to our named executive officers (NEOs) and certain financial performance measures of the Company for each of the last three fiscal years, in accordance with Item 402(v) of Regulation S-K. For purposes of this disclosure, “compensation actually paid” to our NEOs is determined by making various adjustments to the total compensation amounts reported in the Summary Compensation Table. The table below summarizes compensation amounts reported in our Summary Compensation Table, as well as the adjusted amounts of “compensation actually paid” for fiscal 2023, 2022 and 2021. For our NEOs other than our principal executive officer (PEO), compensation is reported as an average.

The following table sets forth information concerning the compensation of our NEOs for fiscal 2023, 2022 and 2021, and certain financial performance measures of the Company for each fiscal year:

Year (1)	Summary Compensation Table (SCT) Total for PEO	Compensation Actually Paid (CAP) to PEO (3)	Average SCT Total for Non-PEO NEOs	Average CAP to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (TSR) (4)	Net Loss (thousands)
2023	$1,738,115	$2,464,675	$1,191,293	$1,501,865	$159.06	$(63,779)
2022(2)	$1,813,741	$2,493,683	$599,442	$700,393	$152.95	$(40,370)
2021	$1,325,285	$1,357,562	$733,334	$757,811	$144.00	$(29,605)

(1)	During 2023 and 2022, Brian F. Sullivan was our PEO, and Lance G. Laing and Vicky Hahne were our Non-PEO NEOs.

(2)	See footnote 5 to the Summary Compensation Table.

(3)	In order to calculate the “compensation actually paid” (CAP) to our NEOs, we are required under the SEC rules to subtract from the total compensation amount in the summary compensation table (SCT) the grant date fair value of equity awards (reflected in column B in the table below), and add back the following (reflected in column C in the table below): (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. In addition, if any equity award has been modified during a fiscal year, the changes in fair value included pursuant to the adjustments described above must take into account the excess fair value, if any, of any such modified award over the fair value of the original award as of the date of such modification.

30

	SCT Total	Options Deducted (a)	Options Added (a)	Total CAP
	(A)	(B)	(C)	A – B + C
PEO
2023	$1,738,115	$1,260,000	$1,986,560	$2,464,675
2022(b)	$1,813,741	$1,707,972	$2,387,914	$2,493,683
Average for Non-PEO NEOs
2023	$1,191,293	$855,725	$1,166,297	$1,501,865
2022(b)	$599,442	$275,635	$376,586	$700,393

a.	The fair value of stock options reported for CAP purposes in columns (B) and (C) is estimated using a Black-Scholes option pricing model in accordance with the SEC rules. This model uses both historical data and current market data to estimate the fair value of options and requires several assumptions.

b.	See footnote 5 to the Summary Compensation Table.

(4)	TSR represents the value, as of the end of each fiscal year, of $100 invested in our common stock at the closing price on December 31, 2020, the last trading day before fiscal 2021. The per-share market price of our common stock on such date was $9.16, and the per-share market prices on the last trading days of fiscal 2021, and 2022 and 2023 were $13.19, and $14.01, and $14.57, respectively. No dividends or other distributions have been made with respect to our common stock.

Analysis of the Information Presented in the Pay versus Performance Table

As required by Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table. The following charts compare the amount of CAP to our PEO and the average CAP to our Non-PEO NEOs as a group (excluding our PEO) to Net Income and cumulative total shareholder return (TSR) for the three years presented in the tables.

31

We are a clinical-stage biotechnology company focused on the development of targeted therapies for treatment of multiple solid tumor indications. We have not generated any revenue from sales to date, and we continue to incur significant research and development and other expenses related to our ongoing operations. Due to the company’s operating stage and business needs, and our intent to align the interests of executives with the long-term interests of stockholders, a significant portion of executive compensation over the past three years has been paid in equity rather than cash. The CAP calculation is impacted by the proportion of compensation being delivered in the form of equity awards and reflects that the market price of our common stock increased by approximately 59% from December 31, 2020 to December 31, 2023.

The Company believes that the use of equity awards serves to align our NEOs’ outstanding and unvested awards with shareholders’ interests in the long term. However, the CAP for our NEOs may not be correlated with the Company’s TSR or net income (loss) for any given year, including the years set forth in the table, as our core business strategies are implemented over a period of years, and the market price of our common stock is affected by many factors and may not reflect the achievement of milestones under our performance-based incentive pay program.

Employee Benefit Plans

2017 Stock Incentive Plan. Our Amended and Restated 2017 Stock Incentive Plan (the “2017 Plan”) was approved by our stockholders at the Company’s annual meeting on May 14, 2020. The Company initially reserved a total of 750,000 shares for issuance under the 2017 Plan. At the Annual Meeting held on May 12, 2021, May 12, 2022, and May 11, 2023, the stockholders approved one-time, share increases of 500,000, 500,000 and 1,500,000 each year, respectively, for a total of 2,500,000 increase, to the number of shares reserved for issuance under the 2017 Plan. As of December 31, 2023, options to purchase 2,666,638 shares were outstanding and 1,019,149 shares remain available to issue. The number of shares reserved for issuance under the 2017 Plan increases automatically on each January 1 through January 1, 2027 by the number of shares equal to 1.0% of the aggregate number of outstanding shares of the Company’s common stock as of the immediately preceding December 31. However, the Board may reduce the amount of the increase in any particular year, and the Board decided that no increase would occur on January 1, 2019. The Board did allow automatic increases in the number of shares reserved for issuance by 102,540, 102,998, 149,189, 216,673, and 255,060 shares on January 1, 2020, 2021, 2022, 2023, and 2024, respectively, for a total of 1,274,209 shares remaining under the 2017 Plan as of January 1, 2024. The maximum permitted term of options granted under the 2017 Plan is ten years. The 2017 Plan provides for share options, restricted stock awards, stock appreciation rights, restricted stock units, performance awards and stock bonuses.

32

Our 2017 Plan provides that, in the event of specified types of mergers or consolidations, a sale, lease, or other disposition of all or substantially all of our assets or other corporate transactions, outstanding awards under our 2017 Plan may be assumed or replaced by any surviving or acquiring corporation; the surviving or acquiring corporation may substitute similar awards for those outstanding under our 2017 Plan; outstanding awards may be settled for the full value of such outstanding award (whether or not then vested or exercisable) in cash, cash equivalents, or securities (or a combination thereof) of the successor entity with payment deferred until the date or dates the award would have become exercisable or vested; or outstanding awards may be terminated for no consideration. Our Board or its Compensation Committee has the discretion to provide that a stock award under our 2017 Plan will immediately vest as to all or any portion of the shares subject to the stock award at the time of a corporate transaction or in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of the transaction. Stock awards held by participants under our 2017 Plan will not vest automatically on such an accelerated basis unless specifically provided in the participant’s applicable award agreement. In the event of a corporate transaction, the vesting of all awards granted to non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full upon the consummation of the corporate transaction.

At the 2024 Annual Meeting, we are proposing certain amendments to our 2017 Plan. See Proposals No. 5 and 6 in this Proxy Statement.

2017 Employee Stock Purchase Plan. Our 2017 Employee Stock Purchase Plan (the “ESPP”) was adopted by our Board on September 6, 2017 and approved by our stockholders at the Company’s annual meeting on May 10, 2018. The Company initially reserved a total of 100,000 shares for issuance under the ESPP. As of December 31, 2023, 119,065 shares had been issued and 266,635 remain available for issuance. The number of shares reserved for issuance under the ESPP increases automatically on the first day of each fiscal year by the number of shares equal to 0.5% of the total outstanding number of shares of common stock. However, the Board may reduce the amount of the increase in any particular year, and the Board decided that no increase would occur on January 1, 2019. The Board did allow an automatic increase in the number of shares reserved for issuance by 51,270, 51,499, 74,594, 108,337, and 127,530 shares on January 1, 2020, 2021, 2022, 2023, and 2024, respectively, for a total of 394,165 shares remaining under the ESPP as of January 1, 2024. The ESPP provides participating employees with an opportunity to purchase shares of the Company’s common stock at a discount through payroll deductions. The ESPP is available to all employees unless they are employed for less than 20 hours per week or own 5% or more of the total combined voting power or value of the Company’s common stock. The ESPP is administered using overlapping 24 month offering periods, referred to as an Offering Period. Each Offering Period has four six-month purchase periods. A new Offering Period and purchase period begin every six months on May 1 and November 1 of each year. Participating employees may purchase common stock, on a voluntary after tax-basis, at a price equal to 85% of the fair market value of a share of common stock on either the offering date or the purchase date, whichever is lower. If the purchase date has a lower price, the employee will automatically be placed in the Offering Period beginning immediately after the purchase date. If the Company is dissolved or liquidated, any purchase period or Offering Period will terminate immediately prior to the dissolution or liquidation. If we sell substantially all of our assets to another company or engage in a merger or consolidation where our stockholders will own less than 50% of shares of stock in the resulting company, the ESPP will either be assumed by the successor entity or a new purchase date will be set before the transaction is completed, after which the ESPP will terminate.

2012 Equity Incentive Plan. Prior to adopting the 2017 Plan, our 2012 Equity Incentive Plan (the “2012 Plan”) was adopted by the board of governors and approved by the members of Celcuity LLC on August 10, 2012 and was subsequently amended on November 12, 2012. We had originally reserved 625,000 shares for issuance under the 2012 Plan. As of December 31, 2023, options to purchase 148,754 of these shares were outstanding. We have ceased granting any additional awards under the 2012 Plan. However, any outstanding options granted under the 2012 Plan will remain outstanding subject to the terms of our 2012 Plan and the related option agreements until such outstanding options are exercised or until they terminate or expire by their terms. In the event of our merger, consolidation, sale of substantially all assets, liquidation or dissolution or other change of control, the 2012 Plan provides that the Board may accelerate the exercisability of awards, terminate the 2012 Plan and unexercised awards, continue the 2012 Plan with respect to outstanding awards, replace or exchange incentive awards for similar securities of the successor, substitute the awards with similar awards of the successor or provide for cash payment for outstanding awards (net of exercise price).

33

Retirement Savings Plans. Celcuity maintains an employee benefit plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. In 2023, the Company matched 100% of a participant’s contributions on the first 2% of eligible compensation and 50% of the participant’s contributions on the next 4% of eligible compensation.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes equity securities authorized for issuance under our equity compensation plans as of December 31, 2023:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (1)(2)
Equity compensation plans approved by stockholders	2,815,392	$7.95	1,285,784
Equity compensation plans not approved by stockholders	-	-	-
Total	2,815,392	$7.95	1,285,784

(1)	Includes 1,019,149 shares of common stock available for issuance under the 2017 Plan and 266,635 shares of common stock available for issuance under the ESPP as of December 31, 2023.

(2)	Warrants to purchase 13,011,520 shares of Company common stock also remain outstanding. These warrants were not issued as part of an equity compensation plan and are not reflected in this table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, since January 1, 2022, there were no related party transactions arising or existing requiring disclosure under applicable Nasdaq Listing Rules or SEC rules and regulations.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

Cashless Exercise Warrant Amendments

On February 13, 2024, we amended certain outstanding warrants to purchase shares of common stock to permit the holders thereof to exercise the warrants on a “cashless” basis at the holder’s preference. The warrants subject to the amendments were (i) warrants to purchase an aggregate of 107,377 shares of common stock, dated September 22, 2017 and with an exercise price of $9.50 per share, issued to investors in connection with our pre-IPO convertible note financing (the “Investor Warrants”) and (ii) warrants to purchase an aggregate of 103,864 shares of common stock, dated January 14, 2016, May 2, 2016, April 28, 2017 and May 17, 2017 and with exercise prices of $7.5628 per share, $7.5628 per share, $8.4208 per share and $8.4208 per share, respectively, issued to Cedar Point Capital, LLC (“Cedar Point”) in connection with various pre-IPO financings (the “Agent Warrants”). Cedar Point subsequently transferred all of its Agent Warrants to certain associated persons, including Richard Nigon (as discussed below). The Investor Warrants expire on September 22, 2024, and the Agent Warrants expire on dates ranging from January 14, 2026 to May 17, 2027.

34

If a holder chooses to exercise a warrant under the “cashless” exercise method, the number of shares of common stock issuable to the exercising holder will be reduced by the number of warrant shares that have an aggregate fair market value as of the date of exercise that satisfies the aggregate warrant exercise price of the number of warrant shares being exercised. For purposes of this calculation, the fair market value is equal to the last reported sale price of a share of Celcuity common stock on the Nasdaq Capital Market on the trading day immediately preceding the date of exercise.

In approving the warrant amendment, our board considered that if warrant holders elect to exercise all of the Investor Warrants and Agent Warrants on a cashless basis, we would issue approximately 123,156 fewer shares of common stock, based on the last reported sale price of a share of Celcuity common stock on the Nasdaq Capital Market of $15.00 as of February 9, 2024, and that we would forego approximately $1,847,296 in cash consideration. The exact impact on dilution and on the cash consideration that we receive will depend on the number of warrants that are exercised on a cashless basis and on the fair market value of our common stock as of the applicable exercise dates.

Richard Nigon, one of our directors, holds 5,061 Investor Warrants and 17,807 Agent Warrants. If Mr. Nigon were to exercise all of his Investor Warrants and Agent Warrants on a “cashless” basis, we would forego approximately $191,235 in cash consideration. Additionally, Mr. Nigon’s son-in-law and two of Mr. Nigon’s adult children hold Investor Warrants to purchase an aggregate of 6,553, 79 and 553 shares of common stock, respectively. If such individuals were to exercise their warrants on a “cashless” basis, we would forego approximately $62,254, $751 and $5,254, respectively, in cash consideration.

PIPE Transaction

On December 9, 2022, we issued 6,182,574 shares of common stock, 1,120,873 shares of Series A Preferred Stock and warrants exercisable for 6,956,450 shares of common stock to certain institutional and other accredited investors in a private placement pursuant to a securities purchase agreement dated May 15, 2022. Pursuant to the securities purchase agreement, the closing (funding) of the private placement occurred following dosage of the first patient in the Company’s Phase 3 study, VIKTORIA-1. Investors purchased shares of common stock and Series A Preferred Stock at a price of $5.75 per share (on an as converted to common stock basis), with forty percent (40%) warrant coverage (on an as converted to common stock basis) and customary resale registration rights. The warrants have an exercise price of $8.05 per share. The private placement generated gross proceeds of approximately $100 million before deducting placement agent fees and other offering expenses of $4.3 million. Brian F. Sullivan, the Chairman of the Board of Directors and our Chief Executive Officer, participated in the private placement and purchased 260,869 shares of common stock for an aggregate purchase price of $1,499,996.75 and was issued warrants to purchase 104,340 shares of common stock, on the same terms and conditions as the other Investors under the Securities Purchase Agreement

Policies and Procedures for Related Party Transactions

We have a written related person transactions policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

35

AUDIT COMMITTEE REPORT

Management is responsible for Celcuity’s financial reporting process, including the system of internal controls, and for preparing Celcuity’s financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and review these processes. The members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by Celcuity’s management and the independent registered public accounting firm.

During 2023, the Audit Committee, which currently consists of Richard J. Nigon (chairman), David F. Dalvey, and Polly M. Murphy held five meetings. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and Celcuity’s independent registered public accounting firm, Boulay PLLP (“Boulay”). The Audit Committee discussed with Boulay the overall scope and plans for its 2023 audit. The Audit Committee met with Boulay, with and without management present, to discuss the results of its examinations and its evaluations of Celcuity’s system of internal controls.

During the meetings held in 2023, the Audit Committee reviewed and discussed, among other things:

●	Celcuity’s financial statements, its Quarterly Reports on Form 10-Q, and any reports received from the independent registered public accounting firm;

●	recent accounting pronouncements and the Company’s significant accounting policies;

●	disclosure controls and procedures and internal controls over financial reporting; and

●	engagement of Celcuity’s independent registered public accounting firm.

In March 2024, the Audit Committee reviewed and discussed the 2023 audited financial statements and notes to the financial statements proposed for inclusion in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with management and Boulay, including a discussion of the application of accounting principles generally accepted in the United States, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with our independent registered public accounting firm the firm’s independence from management, including whether the provision of non-audit services is compatible with maintaining the firm’s independence, and matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence and has discussed with such firm its independence.

Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that Celcuity’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC.

Audit Committee

Richard J. Nigon (chairman)

David F. Dalvey

Polly A. Murphy

36

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Any stockholder desiring to submit a proposal or director nomination for action by the stockholders at our next annual meeting, which will be our 2025 annual meeting, must satisfy the requirements set forth in the advance notice provision under our bylaws. To be timely submitted for our 2025 annual meeting, any such proposal or nomination must be delivered in writing to our Corporate Secretary at the principal executive offices of the Company between the close of business on January 9, 2025 and the close of business on February 8, 2025. If the date of the 2025 annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the 2024 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the 2025 annual meeting and not later than the close of business on the later of the 90th day prior to the 2025 annual meeting or, if the first public announcement of the date of the 2025 annual meeting is less than 100 days prior to the date of the 2025 annual meeting, the 10th day following the day on which public announcement of the date of the 2025 annual meeting is first made.

Notwithstanding the foregoing, if the number of directors to be elected to our Board is increased and no public announcement naming all of the nominees for director or specifying the size of the increased Board is made by the Company at least 100 days prior to the first anniversary of the 2024 Annual Meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the stockholder delivers such notice to our Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which a public announcement naming all of the nominees for director or specifying the size of the increased Board is first made by the Company.

In all instances, notice sent to the Company must comply with the requirements set forth in the Company’s bylaws. You are advised to review the Company’s bylaws, and due to the complexity of the respective rights of the stockholders and the Company in this area, you are advised to consult with your legal counsel with respect to such rights.

In addition to satisfying the foregoing provisions of our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-9 under the Exchange Act no later than March 10, 2025, which is 60 days prior to the anniversary of the 2024 Annual Meeting.

In addition, any stockholder proposal intended to be included in the proxy statement for the 2025 annual meeting must also satisfy Rule 14a-8 of the Exchange Act and be received no later than November 28, 2024. If the date of the 2025 annual meeting is moved by more than 30 days from the first anniversary of the 2024 Annual Meeting, then notice must be received within a reasonable time before we begin to print and send proxy materials.

By Order of the Board of Directors:

/s/ Brian F. Sullivan
Chairman of the Board of Directors and Chief Executive Officer
Dated: March 28, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2024.

The Notice, this Proxy Statement, and the Annual Report on Form 10-K are available at www.proxyvote.com and on the Investor Relations section of Celcuity’s website at www.celcuity.com/home/investors/.

37

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/08/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/08/2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Elect seven directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Richard E. Buller
02) David F. Dalvey
03) Leo T. Furcht
04) Lance G. Laing
05) Polly A. Murphy
06) Richard J. Nigon
07) Brian F. Sullivan

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the appointment of Boulay PLLP as our independent registered public accounting firm for the fiscal year December 31, 2024.	☐	☐	☐
3. To approve, by a non-binding and advisory vote, compensation of the named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 4.

	1 year	2 years	3 years	Abstain
4. To recommend, by a non-binding and advisory vote, the frequency of votes on named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 5 and 6.

	For	Against	Abstain
5. To approve an amendment to the Company's Amended and Restated 2017 Stock Incentive Plan increasing the number of shares available for issuance under the plan by 1,500,000.	☐	☐	☐
6. To approve an amendment to the Company's Amended and Restated 2017 Stock Incentive Plan increasing by 250,000 the number of incentive award shares that may be granted in any calendar year to any one eligible recipient.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000629949_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

CELCUITY INC.
Annual Meeting of Stockholders
May 9, 2024 9:00 AM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brian F. Sullivan and Vicky M. Hahne, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CELCUITY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM CDT on May 9, 2024, at Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446, and any adjournment(s) or postponement(s) thereof and in their discretion upon any other business that may properly come before the meeting (and any such postponement(s) or adjournment(s)).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000629949_2 R1.0.0.6

Continued and to be signed on reverse side